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                                                                   Exhibit 10.1






                                  FORM OF LEASE




                                    -between-



                             PRICE ENTERPRISES, INC.
                             a Delaware corporation



                                    Landlord,



                                       and



                               THE PRICE COMPANY,
                            a California corporation



                                     Tenant.



                          Dated: As of August 29, 1994




                                   PRICE CLUB
                                 PENTAGON CENTRE
                           ARLINGTON COUNTY, VIRGINIA

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            THIS LEASE made and entered into as of this 29th day of August, 1994 between PRICE ENTERPRISES, INC., a Delaware corporation, having its principal office at 4649 Morena Boulevard, San Diego, California 92117 (herein referred to as "Landlord"), and THE PRICE COMPANY, a California corporation, having its principal office at 10809 120th Avenue, N.E., Kirkland, Washington 98033 (herein referred to as "Tenant").


                                R E C I T A L S :

            A. Landlord is the owner of a parcel of land more fully described in Exhibit A. The parcel of land is improved by a one-story warehouse building, adjacent and connected to a three-story building. A portion of the one-story building, containing 165,452 gross square feet of floor area, as well as a separate free-standing Tire Center containing 4,000 gross square feet of floor area, and associated driveways, service areas, and parking areas are commonly known as the "Price Club". The Price Club areas, along with one-half of the fire corridor which separates the Price Club from the Shopping Center, are shown cross-hatched on Exhibit B and are hereinafter referred to as the "Premises". The Premises shall also include the non-exclusive easement and right to use the second and third levels of the Shopping Center parking deck, along with the right of access thereto. The remainder of the one-story building and the adjacent three-story building, including the second and third level parking decks, and the remainder of the parking areas, driveways and service areas, walkways and landscape areas, which are not cross-hatched on Exhibit B are hereinafter referred to as the "Shopping Center"; and

            B. Landlord wishes to lease the Premises to Tenant and Tenant wishes to lease the Premises from Landlord.


                              W I T N E S S E T H :

            In consideration of the rents, covenants, agreements and conditions herein reserved and contained, Landlord and Tenant do hereby covenant, promise and agree as follows:

1.   DEMISED PREMISES.

     Landlord does hereby demise and lease to Tenant, and Tenant does hereby lease and take from Landlord, for the term hereinafter set forth, the Premises which are located adjacent to and contiguous with the Shopping Center, and crosshatched on the Shopping Center site plan attached hereto as Exhibit "B", together with any and all easements, licenses, rights, appurtenances and privileges now or hereafter belonging or appertaining thereto.


     Landlord hereby grants to Tenant the non-exclusive right to use, in common with other tenants of the Shopping Center, all areas of the Shopping Center improved with facilities intended to be for common use, including, but not limited to, any parking areas, roads, curb-cuts, driveways, landscaped areas and sidewalks (hereinafter called "Shopping Center Common Areas").

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2.   TERM.

     2.1 COMMENCEMENT DATE. The term of this Lease shall commence on August 29, 1994 ("Commencement Date").

     2.2 EXPIRATION DATE. The term of this Lease shall continue to and shall expire on August 31, 2009 (hereinafter called the "Expiration Date"). If Tenant shall exercise any of its options to extend the term as hereafter provided, then the Expiration Date shall be the last date of such extension period. Within ten
(10) days after request of either party after the Commencement Date has been determined, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an agreement in the form provided in Exhibit C, setting forth the Commencement Date, the date of expiration of the initial term of this Lease, the commencement dates of the extended periods and the dates by which the options for the extended terms must be exercised. The term "Lease Year" shall mean the period from September 1 to August 31 each year of the term (except the first Lease Year shall be August 29, 1994 to August 31, 1995).

     2.3 OPTIONS TO EXTEND LEASE. Tenant shall have seven (7) successive options to extend the term of this Lease for an additional period of five (5) years on each such option. Each extended term shall begin respectively upon the expiration of the term of this Lease or of this Lease as extended, and the same terms and conditions as herein set forth shall apply to each extended term. If Tenant shall elect to exercise any of the aforesaid options, it shall do so by giving written notice to Landlord not less than six (6) months prior to the expiration of the term of this Lease or of this Lease as extended. If Tenant fails to exercise any option, or if this Lease terminates for any reason prior to its scheduled Expiration Date, the remaining options shall not be exercisable and shall cease to exist.


3.   ANNUAL RENTAL.

     Tenant shall, from and after the Commencement Date, pay to Landlord, at such place as Landlord shall designate in writing from time to time, annual rental, as follows:

     During the first Lease Year, Two Million Five Hundred Ninety Thousand, Nine Hundred Dollars ($2,590,900.00) per annum, payable in monthly installments of Two Hundred Fifteen Thousand, Nine Hundred Eight Dollars ($215,908.00) plus three days rent, on a pro-rated basis, covering the period from August 29, 1994 to August 31, 1994. Thereafter, the annual rental shall increase by Twenty Eight Thousand Seven Hundred Eighty Seven Dollars and 23/100ths ($28,787.23) on the first day of each Lease Year during the initial term and, if renewal options are exercised, during any extended term.

     The annual rental shall be paid without any prior demand and without abatement or reduction unless abated or diminished as hereinafter expressly in this Lease provided, in equal monthly installments on the first day of each month, in advance, commencing upon the Commencement Date; provided, however, in the event the Commencement Date shall not be the first day of a calendar month, then the rental for such month shall be prorated upon a daily basis.

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4.   POSSESSION.

     The parties acknowledge that Tenant has been in continuous possession of the Premises and will be in possession on the Commencement Date. Therefore, Tenant will accept the Premises in "as is" condition. Landlord shall have no obligation to perform any work in or on the Premises to prepare them for Tenant.

5.   REAL ESTATE TAXES.

     From and after the Commencement Date, Tenant agrees to pay and discharge before delinquent its portion of all Real Estate Taxes, Rent Taxes and Real Estate Transfer Taxes, as hereinafter defined, levied or assessed upon the Premises, which become due and payable during the term of this Lease. Tenant's share of Real Estate Taxes shall be that shown on Exhibit D. Tenant shall pay its share to Landlord in time for Landlord to pay the entire tax bill before delinquency. In the event the tax bill shall increase due to the addition of taxable value to either the Premises by Tenant or the Shopping Center by Landlord so that Tenant's share shown on Exhibit D is no longer an equitable division of the taxes then the parties shall cooperate to make a fair and equitable adjustment of Tenant's share. If the parties are unable to reach an acceptable agreement then the issue shall be referred to arbitration as provided for in Section 20 of this Lease.


     5.1 DEFINITION. Real Estate Taxes shall mean all ad valorem real estate taxes and assessments (including reassessments following any sale or change of use, except as provided in Section 5.4 below), extraordinary as well as ordinary, (and any fines, penalties or interest for late or non-payment) levied or assessed by the lawful taxing authorities upon the Premises, including all land, buildings, and improvements thereon. Real Estate Taxes shall not include any income, franchise, gross receipts, corporation, capital levy, excess profits, revenue, inheritance, devolution, gift, estate, payroll or stamp tax, by whatsoever authority imposed or howsoever designated.

     5.2 RENT TAX. In addition to Real Estate Taxes, Tenant agrees to pay, as and when due, any tax assessed upon the rents, by any governmental authorities.

     5.3 REAL ESTATE TRANSFER TAXES. Tenant shall pay when due any "real estate transfer taxes" (including tax stamps or documentary transfer taxes), intangibles taxes, recording fees and any other taxes, fees or charges which may become due as a result of the execution of this Lease and the recording of a Memorandum of Lease. Any real estate transfer taxes on the sale of the Premises to Landlord by Tenant shall be paid for by Tenant. Except as described above, Tenant shall not be required to pay any real estate transfer tax upon any future sale, transfer, mortgage and/or assignment of the title or estate of Landlord in the Premises, this Leasehold and/or the rent accruing hereunder.

     5.4 CHANGE OF OWNERSHIP. In the event the Premises, or any separate parcel constituting the Premises, shall be transferred to a new owner more than one time during the term hereof, as may be extended, by any form of transfer which shall result in an increase in Real Estate Taxes due to a reassessment of the Premises or such separate parcel, Tenant shall not be required to pay (and Landlord shall be solely liable for) the amount of such increase in

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Real Estate Taxes over the amount payable absent such reassessment.  For purposes of clarification: (i) The provisions of this section shall apply to any separate parcels comprising the Premises separately and Tenant will be responsible for paying increases due to the first reassessment following transfer of each of the separate parcels (whether in one or more transactions); and (ii) The provisions of this section shall apply to the second and subsequent transfers and resulting reassessments after Tenant's conveyance of fee title to the Premises to Landlord as of August 29, 1994, despite the fact that any resulting reassessments of the value of the Premises by taxing authorities may occur subsequent to the commencement of the term of this Lease.

     5.5 INSTALLMENT PAYMENT. If, by law, any Real Estate Taxes may, at the option of the taxpayer, be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Tenant shall have the option to pay the same in installments and shall pay the installments as the same respectively become due and before any fine, penalty, interest or cost may be added for non-payment thereof. Only installments becoming due during the term of this Lease from and after the Commencement Date shall be included in Real Estate Taxes to be paid by Tenant, and any installments for a Real Estate Calendar (Fiscal) Tax Year, a part of which is included within the term of this Lease after the Commencement Date and a part of which is included in a period of time before the Commencement Date or after the Expiration Date (or sooner expiration or termination date), shall be equitably adjusted between Landlord and Tenant as of the Rent Commencement Date or the Expiration Date (or sooner expiration or termination date), as the case may be.

     5.6 CONTESTS. If Landlord shall fail or refuse, upon the request of Tenant, to take any necessary steps to contest the validity or amount of the assessed valuation or of the Real Estate Taxes for any Real Estate Calendar (Fiscal) Tax Year, Tenant may undertake, by appropriate proceeding in the name of Landlord or Tenant, to contest the same. Within a reasonable time after demand therefor, Landlord shall execute and deliver to Tenant any documents required to enable Tenant to prosecute any such proceedings.

     5.7 LANDLORD TO COOPERATE. Landlord agrees, promptly following request from Tenant, to submit, in form acceptable to Tenant, any forms and applications to obtain any possible Real Estate Tax rebates or abatements. Landlord will promptly forward to Tenant copies of any tax bills or notices received from taxing authorities.

6.   PARKING AND OTHER COMMON AREAS.

     6.1 SHOPPING CENTER COMMON AREA. The "Shopping Center Common Areas" for the purposes of this Lease shall mean all areas of the Shopping Center which are improved with facilities intended for use by Tenant in common with all other tenants, their customers and employees including parking areas, roads, curb-cuts, driveways, sidewalks and landscaping areas. Landlord shall keep and maintain, or cause the owner of the Shopping Center to keep and maintain at Landlord's or the owner of the Shopping Center's cost and expense, subject to reimbursement as provided in Section 6.2, the Shopping Center Common Areas in good condition and repair, including, but not limited to, repairing and replacing paving; keeping the Shopping Center Common Area properly cleaned, drained, free of snow, ice, water, rubbish and other obstructions, and in a safe, neat, clean, orderly and sanitary condition; keeping the Shopping Center

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Common Area and such other areas suitably lighted during, and for appropriate periods before and after, Tenant's business hours; maintaining signs, markers, painted lines (painting lines as may be necessary) and other means and methods of pedestrian and vehicular traffic control; maintaining adequate roadways, entrances and exits; and maintaining any plantings and landscaped areas; and also, if required by appropriate governmental authority having jurisdiction thereof, maintaining traffic signals or lights, as the case may be, which are presently installed or may be installed hereafter.

     6.2 TENANT'S SHARE OF SHOPPING CENTER COMMON AREA EXPENSES. Tenant shall pay to Landlord, its share of Shopping Center Common Area Expenses in the amounts shown and at the times indicated on Exhibit D. Tenant's share, as reflected on Exhibit D is based upon the parties agreement based on the current square footage of buildings on both the Premises and the Shopping Center. In the event either party adds square footage of building area on its parcel, then the parties will make a fair and equitable adjustment to Tenant's share. If the parties are unable to agree upon an adjustment then either party may refer the matter to arbitration as provided for in Section 20.

     6.3 PARKING AND PARKING CONTROL SYSTEM. Landlord agrees to designate a parking area which can be used by employees of Tenant on the 3rd floor of the parking deck.

     With Tenant's prior consent, which shall not be unreasonably withheld, Landlord may institute a parking control system for the Shopping Center and, in connection therewith, may charge for parking within the Shopping Center. The charges imposed by Landlord and the procedures governing said system shall be those deemed reasonably proper by Landlord, provided that (i) Landlord will provide no less than two (2) hours of free parking for customers of Tenant through a validation system and (ii) any amounts received from parking charges shall be used to offset expenses of maintaining the parking facility. Tenant shall cooperate with Landlord in the institution and operation of the parking control system and agrees that Common Area Expenses shall include all costs and expenses related to the parking control system.

7.   INSURANCE AND INDEMNITY.

     7.1 TENANT'S LIABILITY INSURANCE. Tenant shall maintain liability insurance which shall insure both Tenant and Landlord (as an additional insured) against all statutory and common law liabilities for damages on account of damage to property or injuries and loss of life sustained by any person or persons within the Premises. Such insurance shall be maintained by Tenant in reasonable amounts, with reasonable deductibles and with such companies as Tenant in its reasonable discretion may deem to be appropriate.

     7.2 TENANT'S CASUALTY INSURANCE. Subject to the provisions of Section 16.8, from and after the Commencement Date, Tenant, at its own cost and expense, shall promptly insure (with Landlord as an additional insured) and during the term of the Lease, shall maintain insurance, with such deductibles as Tenant may reasonably deem appropriate, covering the Premises against damage or destruction by fire or other casualties, insurable under a standard fire insurance policy, with an extended coverage endorsement in an amount equal to the full replacement value (with agreed amount clause) of the buildings demised to Tenant hereunder and all of Tenant's

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structures, if any, in the Premises (exclusive of
foundation, foundation walls and excavation costs and costs of underground flues, pipes and drains).

     7.3 TENANT'S SELF INSURANCE RIGHTS. Notwithstanding the foregoing provisions, as long as Tenant has not assigned or sublet all or substantially all of the Premises, and Tenant maintains a net worth exceeding $400,000,000, in lieu of providing insurance policies as set forth above, Tenant may elect on notice to Landlord to self-insure its obligations set forth above. Tenant may at any time and from time to time, subject to the foregoing requirements, on notice to Landlord, make, revoke or reinstate the self-insurance election; except that a notice to revoke a self-insurance election shall not be effective until insurance coverage is in place.

     7.4 TENANT INDEMNIFIES LANDLORD. Subject to the provisions of Section 35, during the term of this Lease, Tenant shall and does hereby indemnify and save Landlord harmless of, from and against all costs, liabilities, damages, expenses, penalties, claims or demands of whatsoever nature, including all costs of defense and reasonable counsel fees, for personal injury, death and/or property damage occurring in or about the Premises; including all statutory and common law liability for damage to property or injuries or loss of life sustained by any person in or about the Premises, except (and to the extent) those which shall result, directly or indirectly, from the default (including any breach of representation or warranty of Landlord under this Lease), negligence or tortious acts of Landlord or Landlord's ground lessor, if any. This indemnification shall not be limited by the amount of any insurance Tenant may carry.

     7.5 SHOPPING CENTER LIABILITY INSURANCE. Landlord shall maintain, or shall cause the owner of the Shopping Center to maintain, liability insurance which shall insure both Tenant and Landlord (as additional insureds) against all statutory and common law liabilities for damages on account of damage to property or injuries and loss of life sustained by any person or persons within the Shopping Center Common Areas. Such insurance shall be maintained by Landlord in amounts, with deductibles and with such companies as Landlord and the owner of the Shopping Centers may deem to be appropriate, based upon the advice of their insurance broker and in keeping with the levels of insurance maintained for shopping centers within the area where each of the Premises is located.

     7.6 LANDLORD'S CASUALTY INSURANCE. Subject to the provisions of Section 16.8, from and after the Commencement Date, Landlord, at its own cost and expense, subject to reimbursement from Tenant of Tenant's share of premiums in the amounts and at the times indicated on Exhibit D, shall promptly insure (with Tenant as an additional insured) and during the term of the Lease, shall maintain insurance, with such deductibles as Landlord and Tenant may reasonably agree are appropriate, covering the Shopping Center against damage or destruction by fire or other casualties, insurable under a standard fire insurance policy, with an extended coverage endorsement in an amount equal to the full replacement value (with agreed amount clause) of the Shopping Center (exclusive of foundation, foundation walls and excavation costs and costs of underground flues, pipes and drains).

     7.7 LANDLORD INDEMNIFIES TENANT. During the term of this Lease, Landlord shall and does hereby indemnify and save Tenant harmless of, from and against all costs, liabilities, damages, expenses, penalties, claims or demands of whatsoever nature, including all costs of

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defense and reasonable counsel fees, for personal injury, death and/or property damage occurring in or about the Shopping Center Common Areas; including all statutory and common law liability for damage to property or injuries or loss of life sustained by any person in or about the Shopping Center Common Areas, except (and to the extent) those which shall result, directly or indirectly, from the default (including any breach of representation or warranty of Tenant under this lease), or negligence or tortious acts of Tenant. This indemnification shall not be limited by the amounts of any insurance Landlord may carry.

     7.8 POLICY REQUIREMENTS; WAIVER OF CLAIMS. All insurance policies shall be carried by the parties in solvent and responsible companies rated A or better by Best and licensed to do business in the state where the Premises are located and bear endorsements to the effect that the other party shall be notified not less than thirty (30) days in advance of modification or cancellation thereof. Copies of such insurance policies or certificates evidencing the existence thereof so endorsed, shall be promptly delivered to the other party.

     Each party hereto releases and discharges the other party and any director, officer, employee or representative of such party, of and from any liability whatsoever arising from loss, damage or injury from any cause, which is covered by the insurance required by this Section, irrespective of the negligence of such party or any director, officer, employee or representative of such party. Each policy of insurance shall contain a clause whereby the insurer agrees to waive any right of subrogation against the other party on any claim covered by the insurance.

8.   LANDLORD'S REPRESENTATIONS AND WARRANTIES.

     Landlord covenants that it will not hereafter grant or execute any easements or licenses permitting parking or other use of the Shopping Center Common Areas by persons not Shopping Center tenants or their invitees, including without limitation any parking and/or access easements in favor of properties adjoining the Shopping Center. Landlord may, however, grant or execute public or private utility easements with Tenant's consent, which shall not be unreasonably withheld. Landlord further covenants that it will not hereafter terminate or amend any existing easements or covenants relating to the Shopping Center or adjoining property in a manner that, in Tenant's reasonable opinion, would adversely affect Tenant; and Landlord covenants to, if necessary in Tenant's reasonable opinion and on request of Tenant, enforce any such existing easements or covenants for Tenant's benefit.

9.   OPTIONS TO EXTEND LEASE.  (Intentionally Omitted, moved to Section 2.3)

10.  RIGHTS OF FIRST REFUSAL.

     10.1 OFFER OF SALE OR TRANSFER. As long as Tenant is not in default beyond any period provided herein for curing such default, Tenant shall have the following rights of first refusal. Landlord agrees that throughout the term of this Lease, Landlord shall give Tenant written notice of any bona-fide offer to purchase or otherwise transfer all or any portion of Landlord's interest in the Premises or the Shopping Center received by Landlord which Landlord intends to accept. Such notice shall include a copy of such offer and shall set forth the material terms including, without limitation, the purchase price. For 30 days after Landlord's notice is given, Tenant shall have the right to be exercised by

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written notice, to notify Landlord that it has elected to purchase the Premises, the Shopping Center, or otherwise accept a transfer of Landlord's interest for the price and upon the same terms and conditions as set forth in such bona fide offer (including, without limitation, completing the transaction within the time period set forth in the offer which shall be at least 10 days after the expiration of the thirty (30) day notice period). In the event that Tenant does not deliver written notice to Landlord within the thirty (30) day period, then for a period of ninety (90) days thereafter, Landlord may sell or contract to sell the Premises, the Shopping Center, or Landlord's interest to the party named as the purchaser in such bona fide offer on substantially the same material terms and conditions as those stated in Landlord's notice to Tenant.
In the event the transaction shall not be completed, this right of first refusal shall apply to any subsequent offers. Further, this right of first refusal shall remain in effect and apply to any and all offers to purchase or otherwise transfer the Premises, or Shopping Center which occur throughout the term of the Lease, even though Tenant may not have elected to exercise its rights under this Section with regard to any previous offer or may have waived its rights as to any offer.

11.  REPAIRS AND MAINTENANCE.

     Tenant shall be responsible for and make all repairs and/or replacements to the Premises, ordinary and extraordinary, foreseen and unforeseen, interior and exterior, structural and nonstructural, so that the same shall, during the term of this Lease, be in a safe and tenantable condition. Provided, however, Landlord shall make any repairs and changes required by reason of the negligence of Landlord or its employees or agents or any breach by Landlord of any provision of this Lease.

12.  ALTERATIONS.

     The current seventy-two (72) "excess parking spaces" (above the number now governmentally required) shall be allocated forty-six percent (46%) to Tenant and fifty-four percent 54%) to Landlord. Any expansion or change in use by either Landlord or Tenant which would violate any governmental imposed parking requirement or limitations shall require the reasonable consent of the other party; provided, however, Landlord shall have the right to expand provided it is able to secure additional parking that meets current governmental regulations, if necessary.

     Subject to the above provisions, Tenant may, at its own expense, from time to time, make such interior or exterior alterations, additions or changes, structural or otherwise, in and to the Premises as it may deem necessary or suitable provided that the value of the Premises is not reduced and any work is done in a good and workmanlike manner. Such right shall include the right to wholly or partially remodel or rebuild any buildings on the Premises (and the removal of any structures replaced thereby) and the right to add additional buildings or structures. Any such changes or alterations made by Tenant shall be the property of Tenant until the expiration of the term hereof.

     Landlord, at Tenant's cost, shall cooperate with Tenant in securing building and other permits or authorizations required from time to time for any work permitted under the Lease or installations by Tenant. Following any material alteration by Tenant, Tenant agrees to furnish Landlord with copies of any plans and specifications for same in Tenant's possession. Landlord agrees to treat such plans and specifications confidentially and not disclose or transmit copies of


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same except to a purchaser or mortgagee of the Premises. Notwithstanding the foregoing, Tenant's failure to furnish any such plans and specifications shall not constitute a default under this Lease unless Tenant fails to furnish same within thirty (30) days following written notice from Landlord.

     Subject to the provisions of the first paragraph of this Section, in the event The Price Company, as Tenant, shall assign this Lease to a "third party", such assignee (and any subsequent assignees or sublessees) shall obtain Landlord's prior written consent to any structural additions to the buildings on the Premises, where any such addition to any building will cost in excess of $1,000,000.00; such consent will not be unreasonably withheld. Landlord shall respond within 15 days of a written request or the consent will be deemed given. The term "third party" as used herein shall mean a person or entity which is not
(a) an affiliate, parent or subsidiary of The Price Company (as those terms are defined in the Securities Act of 1933 and regulations thereunder); (b) an entity in which The Price Company has an equity interest; or (c) an entity which is a successor to The Price Company, by way of merger, consolidation, corporate reorganization or the purchase of its assets or stock.

     Should Landlord's fire insurance premiums for the Shopping Centers be increased due to any such alterations or changes made by Tenant, Tenant shall reimburse Landlord for such increase in premiums.

13.  UTILITIES.

     Tenant shall pay all charges for utility services rendered or furnished to the Premises during the Lease term.

14.  GOVERNMENTAL REGULATIONS.

     Tenant shall observe and comply with all requirements of rules, orders and regulations of the federal, state and municipal governments or other duly constituted public authority affecting said Premises, including the making of alterations, to any buildings on the Premises to meet building codes or insofar as they are due to Tenant's use or manner of use of the Premises. Tenant shall have the right to contest, without cost to Landlord (provided Tenant shall indemnify Landlord against any penalty or fines), the validity or application of any such rule, order or regulation required to be complied with by Tenant in accordance with the foregoing, and may postpone compliance therewith until the final determination of any such proceeding.

15.  EXCULPATION.

     Notwithstanding anything to the contrary set forth in this Lease, Tenant shall (except to the extent expressly set forth in this Article) look solely to Landlord's interest in the Premises for the recovery of any judgment against Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers and shareholders, or any and all successors and assigns and mortgagees of Landlord shall have absolutely no personal liability for any judgment. If by reason of the subsequent creation of a ground lease the Landlord does not own the fee title to the Premises, the equity interest (but not the personal liability of any successor in ownership) in such fee title, together with Landlord's


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leasehold interest, shall remain liable for any judgment against Landlord.
Nothing herein shall bar Tenant from seeking and enforcing any equitable remedy of Tenant against Landlord or any successor or assign, including without limitation suit for injunctive relief, specific performance or a declaratory judgment or legal remedy for intentional misappropriation of any condemnation or insurance proceeds.

16.  DAMAGE AND DESTRUCTION.

     16.1 SELF INSURED LOSS. In the event of casualty to the Premises by fire or other casualty insurable under a standard fire insurance policy (with extended coverage) occurring during any period when Tenant's self-insurance election is in effect, Tenant shall, at its sole cost and expense, without unnecessary delay, commence and continue diligently to repair, rebuild and restore Tenant's building or structures within the Premises as nearly as practicable to at least the same condition existing immediately prior to such casualty (subject to Tenant's right to make alterations as set forth in Section
12). If any such casualty exceeds $100,000, Landlord shall have the right to, in advance, review rebuilding plans for compliance with the foregoing restoration requirement; but Landlord agrees to act reasonably and promptly regarding any such review. Landlord shall give Tenant written notice of any objections within 10 days of receipt of the plans or Landlord will be deemed to have waived any objection to the plans.

     16.2 INSURED CASUALTY. In the event that at any time after the Commencement Date when a self-insurance election is not in effect and the Tenant's building or structures within the Premises shall be damaged or destroyed (partially or totally) by fire or any other casualty covered by Tenant's insurance, Tenant shall, at its expense, without unnecessary delay, commence and continue diligently to repair, rebuild and restore Tenant's building or structures within the Premises as nearly as practicable to at least the same condition existing immediately prior to such damage or destruction (subject to the right to make alterations as set forth in Section 12). All insurance proceeds shall be applied to such restoration work. Tenant shall be obligated to complete the restoration regardless of the adequacy of such proceeds and Tenant shall pay any deductibles provided for in its insurance policies. Landlord agrees to (i) not settle any insurance claim involving such casualty without Tenant's consent, which shall not be unreasonably withheld; and
(ii) forthwith pay over to Tenant any insurance proceeds for such casualty coming into the possession or control of Landlord, to be used by Tenant for such restoration as aforesaid.

     16.3 UNINSURABLE LOSS. In the event that any such damage or destruction is caused by an uninsurable casualty, which for the purposes hereof shall be deemed to be any casualty other than that for which insurance is required to be carried pursuant to the provisions of Section 7, Tenant shall have the obligation to restore the Premises as provided above, at Tenant's sole cost and expense.

     16.4 WAIVER OF LIABILITY. Except for the obligations of Landlord or Tenant under Sections 7 and 16 and/or otherwise set forth in this Lease, each party hereto has hereby remised, released and discharged the other party hereto and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty to its respective property paid by insurance, irrespective of the negligence of such party or any officer, agent, employee or representative of such party. Tenant shall not at any time be liable (a) for any loss or damage to the buildings and structures located on the balance of the Shopping Center resulting from fire, explosion or any other casualty, or (b) for any loss or damage to the property of the other party or the other tenants or occupants of the Shopping Center, except as specifically set forth in this Lease. All insurance carried by Landlord or Tenant on the respective buildings or structures erected within the Premises or Shopping Centers, or by Landlord or Tenant on any of its property, shall require Landlord or Tenant to waive right of recovery against the other, shall contain a clause whereby the insurer agrees to waive any right of subrogation against the other party on any claim covered by said insurance, and shall also bear standard first mortgagee fee or leasehold endorsements, as may be required.

     16.5 NO RENT ABATEMENT. There shall be no rent abatement during any period that the Premises is wholly or partially untenantable due to any fire or other casualty. Tenant shall not be obligated to carry rent insurance.

     16.6 ELECTION NOT TO REBUILD. In the event Landlord and Tenant shall agree to terminate this Lease, in lieu of rebuilding after a casualty loss, or in the event Tenant shall elect not to rebuild the Premises despite the fact that this Lease continues in full force and effect, following such loss, then Tenant shall pay over to Landlord the full amount of any insurance proceeds received and the amount of any deductible, promptly after receipt of such proceeds; or, in the case of a self-insured loss, the amount of such loss, as determined by an independent insurance adjuster, within 30 days after the election not to rebuild shall be made. Tenant will promptly make its election to rebuild or not, as soon as the cost thereof is determined.

     16.7 OWNERSHIP. Any restoration or rebuilding of the Premises, whether by insurance proceeds or funded by Tenant if self-insured, shall not alter the ownership of the building, fixtures, additions or improvements from their ownership prior to such restoration or rebuilding.

     16.8 COOPERATION ON CASUALTY INSURANCE AND RESTORATION. Landlord and Tenant recognize that due to the fact that as currently built, the Shopping Center and the Premises (i.e., the Building) are part of one structure with one roof. Notwithstanding the terms of Section 7, in the event the parties are unable to obtain casualty insurance with separate policies held by each party covering that party's area of the Building then the parties agree to cooperate to obtain the casualty insurance jointly on the Building, in agreed amounts and an agreed division of premiums and deductibles. In the event of a casualty loss which affects the Building, the parties will cooperate with each other on the performance of restoration work which either (1) jointly affects both the Shopping Center and the Premises or (2) the performance of such work by the responsible party to its own portion of the Building will affect the convenient use or structural integrity of the other party's portion of the Building.

17.  EMINENT DOMAIN.

     17.1 EXPROPRIATION. In the event, on a permanent basis or temporary basis lasting more than 30 days, either, (i) all or any portion of the Premises shall be expropriated (the term "expropriated" to include any transfer of the property by an eminent domain or similar proceeding or the giving of a deed in lieu thereof) or, (ii) the points of ingress and egress to the public roadways substantially as depicted on Exhibit B or Tenant's access to loading docks be materially impaired by a public or quasi-public authority and if alternative access reasonably acceptable to Tenant is not provided within 30 days of such impairment, and Tenant in its reasonable judgment determines that any such taking presents an unacceptable impairment of its business, Tenant may elect to terminate the Lease upon 30 days notice to Landlord. This Lease shall terminate as of the date Tenant shall be deprived thereof.

     17.2 RESTORATION. In the event of an expropriation of any portion of the Premises and if this Lease shall not be terminated as hereinabove provided, it shall continue as to that portion of the Premises which shall not have been expropriated or taken, in which event Tenant shall, at its sole cost and expense, promptly and with due diligence restore the Premises as nearly as practicable to complete units of like quality and character as existed just prior to such expropriation. Expropriation proceeds from the taking authority shall be applied to such restoration work (but Tenant shall be obligated to complete same regardless of the adequacy of such proceeds).


     17.3 ALLOCATION OF AWARD. Landlord shall be entitled to that portion of any award from the condemning authority attributable to the land, buildings and fixtures owned by Landlord. Tenant shall have the right to prosecute any claim directly and recover any compensation from the public or quasi-public authority (expropriating authority) as may be separately awarded and recoverable by Tenant in its own right for the loss of its leasehold interest, loss of business, or depreciation to , damage to, or cost of removal of, or for the value of stock, trade fixtures, furniture, additions, improvements and other property belonging to Tenant, and also relocation expenses.

18.  USE, ASSIGNMENT AND SUBLETTING.

     18.1 GENERAL. The premises hereby demised may be used for any lawful purpose by the original Tenant and for any use not prohibited by either this
Section 18.1 or by Section 18.3 by any subsequent tenant, sublessee or assignee. Tenant shall not be obligated to conduct or to remain open for the conduct of any business in the Premises. Tenant may assign this Lease or sublet the whole or any portion of the Premises, but if it does so, it shall remain primarily liable and responsible under this Lease. Tenant agrees for itself, its successors, sublessees and assigns, that the Premises will not be used for any business or activity which is prohibited, pursuant to the terms of any lease in existence as of August 29, 1994, with respect to the Shopping Center, as long as such lease remains in effect, including any extensions thereof and provided such prohibition is legally enforceable by such Tenant against Landlord under said Lease.

     18.2 CLOSING OF BUSINESS. In the event Tenant intends to cease operating in the Premises for a period in excess of 90 days (except for temporary closures for repairs, casualties, remodeling or causes beyond Tenant's control) then Tenant shall give Landlord a written notice of this fact and of the date of the intended closing at least 30 days prior to the date of the intended closing. Landlord agrees to keep such notice and all information provided in connection therewith confidential.

If Tenant closes pursuant to such a notice and if Tenant does not enter into a sublease or assignment of lease with a new tenant for a Permitted Use, described below, which sublease or assignment provides for such new tenant to open for business from the Premises within 6 months after the date of execution of the sublease or assignment, then at any time after 6 months has elapsed since the closing, Landlord may upon 60 days prior written notice to Tenant, elect to terminate this Lease and recapture the Premises at the end of the 60 day period. Upon such termination all rights and obligations of the parties hereunder shall cease except for those that arose prior to termination and are then pending. If Tenant does enter into a sublease or assignment with a new tenant as provided herein, Tenant shall remain fully liable hereunder except as to any later modifications to this Lease to which Tenant has not consented. Tenant shall not be obligated to share with Landlord any increased rentals or other consideration received in such sublease or assignment.

If Tenant finds an assignee or sublessee within the time periods described above or, in any event, prior to the date given for termination in Landlord's 60 day notice, and Tenant enters into a sublease which by its terms shall expire such that less than five (5) years shall remain on the term hereof (including options) when such sublease terminates, then at the end of the term of such sublease Landlord may give the 60 days notice described above and recapture the Premises.

     18.3 PERMITTED USES. Tenant may not assign or sublease the Premises to any person for any of the following uses: For an establishment selling or exhibiting pornographic materials, massage parlor, funeral parlor, automobile show room, body and fender shop, car wash, amusement gallery, health spa or exercise facility, off-track betting parlor, bowling alley, billiard parlor, so-called "head shop", so called "flea market" or "odd-lot" sales type operation, movie theater, roller skating rink or for industrial or warehouse purposes, without Landlord's prior written consent, not to be unreasonably withheld, or for any illegal use.

19.  SIGNS.

     19.1 TRADEMARK. Except as otherwise separately agreed to by and between Landlord and Tenant, or their affiliates, Landlord expressly recognizes that the service mark and trademark "Price Club" is the valid and exclusive property of Tenant, and Landlord agrees that it shall not either during the term of this Lease or thereafter, directly or indirectly, contest the validity of said mark "Price Club", or any of Tenant's registrations pertaining thereto in the United States or elsewhere, nor adopt or use said mark or any term, word, mark or designation which is in any aspect similar to the mark of Tenant. Landlord further agrees that it will not at any time do or cause to be done any act or thing, directly or indirectly, contesting or in any way impairing or tending to impair any part of Tenant's right, title and interest in the aforesaid mark, and Landlord shall not in any manner represent that it has ownership interest in the aforesaid mark or registrations therefor, and specifically acknowledges that any use thereof pursuant to this Lease shall not create in Landlord any right, title or interest in the aforesaid mark.

     19.2 PERMITTED SIGNS. Tenant shall have the option to erect (subject to compliance with all applicable municipal codes and ordinances), at its sole cost and expense, upon any portion of Tenant's Premises, signs of such height and other dimensions as Tenant shall determine, bearing such legend or inscription as Tenant shall determine (but same may not advertise anything other than Tenant's name and/or logos or business carried on in the building).

     Landlord shall not permit any other signs, billboards or posters to be displayed on any portion of Tenant's Premises.

     Except as presently permitted pursuant to pertinent provisions of existing leases, no exposed neon signs, flashing or animated sign, or roof or free-standing sign is presently erected or hereafter will be permitted to be erected for any occupant of the Shopping Center, and any other signs presently are or hereafter shall be affixed parallel to and do not or shall not project more than twelve (12) inches out from, any building or marquee.

     19.3 PYLON STRUCTURE. Tenant shall have the right to erect, at its sole cost and in compliance with all applicable laws, a pylon structure on the Premises. Furthermore, Tenant shall be entitled to install and maintain the primary identification panel thereon, which shall be of such height and other dimensions as may be approved pursuant to applicable governmental law and shall bear such legend and description as Tenant shall determine. The pylon structure may not contain an identification or advertising panel of any other occupant of space within the Shopping Center or any other person except as may be presently existing, without the written consent of Tenant. Tenant shall have the right to change or replace its panel at any time or from time to time during the term of this Lease. The pylon structure shall be maintained in good repair by Tenant and the cost thereof and the cost of lighting the same shall be borne by Tenant.


20.  ARBITRATION AND ATTORNEYS FEES.

     20.1 ATTORNEY FEES. Should either party institute any action or proceeding to enforce or interpret this Lease or any provision hereof, for damages by reason of any alleged breach of this Lease or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' and other fees, incurred by the prevailing party in connection with such action or proceeding. The term "attorneys' and other fees" shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

     20.2 ARBITRATION. In the event a dispute arises out of or relates to this Lease or the breach thereof, and if said dispute cannot be settled through direct discussions between the parties any remaining unresolved controversies or claims shall be settled by binding arbitration. Such arbitration shall be heard by a panel of three arbitrators all of whom shall be licensed attorneys. The parties shall appoint the three arbitrators by mutual agreement and in the event such an agreement cannot be reached, the parties shall request such appointments as may be disputed to be made by the Judicial Arbitration and Mediation Service under its procedures. California law shall be applied to all matters. Such arbitration shall be conducted under the provisions of the Rules of Commercial Arbitration of the American Arbitration Association except that the parties shall be entitled to all rights to discovery as provided for by the Federal Rules of Civil Procedure pertaining to discovery in litigation matters, as supplemented by the Local Rules for the United States District Court for the Southern District of California, in effect as of the date of this Agreement.
The prevailing party in the arbitration shall be entitled to recover reasonable costs and attorney's fees including those incurred on appeal, as determined by the arbitration panel or court. Any award rendered by the arbitration panel may be enforced in any court having jurisdiction.

21.  LANDLORD'S REMEDIES.

     21.1 EVENTS OF DEFAULT. Events of Default, for which Landlord shall have the rights specified in Subsection 21.2, are as follows:
            (i) Tenant shall fail to pay any installment of rent, or any other sums or charges which Tenant may be required to pay pursuant to this Lease and such failure continues for 15 days after written notice of Tenant's delinquency;

            (ii) if (a) the estate hereby created shall be attached or taken on execution or by other process of law, or (b) if Tenant shall be judicially declared bankrupt or insolvent according to law, or (c) if any assignment shall be made of the property of Tenant for the benefit of creditors, or (d) if a receiver, guardian, conservator, trustee or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction and not dismissed within 90 days, or (e) if a petition shall be filed by anyone other than Tenant respecting the bankruptcy or insolvency of Tenant under any provisions of any bankruptcy or insolvency act now or hereafter enacted, and such proceeding is not dismissed within 90 days after it is begun, or (f) if Tenant shall file such a petition;

     (iii) if (a) Tenant shall fail to perform or observe any other material covenant on Tenant's part to be performed or observed under this Lease and (b) such failure has continued for 30 days after written notice of such failure from Landlord to Tenant except where such failure is governed by clause (iv) below; or

     (iv) if Tenant shall fail to perform or observe any other material covenant on Tenant's part to be performed or observed under this Lease, and more than 30 days would be reasonably required to cure such failure, and (a) Tenant has failed to commence to cure such failure within 30 days after such notice of failure from Landlord to Tenant or (b) having so commenced to cure such failure, Tenant shall fail diligently to prosecute the curing of such failure to completion.

     21.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord shall thereafter have the following remedies in addition to Landlord's right to cure defaults as provided in Section 21.6 below:
            (i) BRING SUIT FOR DAMAGES OR SPECIFIC PERFORMANCE. Landlord may bring suit for collection of unpaid rent or other amounts for which Tenant is in default, or any damages to Landlord arising out of any default hereunder by Tenant consistent with the parties' intent as to remedies as expressed in
Section 21.3, or for the performance of any other covenant or agreement contained in this Lease, without the necessity of terminating the Lease or entering into possession of the Premises.

            (ii) RE-ENTRY WITHOUT TERMINATION. Landlord may re-enter all the Premises, by summary proceedings or otherwise, and take possession thereof, without terminating this Lease, and remove all persons and property therefrom, without becoming liable to prosecution therefor, and relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or on account of Tenant or otherwise, to such person or persons, for such terms ending before, on or after the expiration date, at such rental and upon such other conditions, which may include concessions and free rent periods, as Landlord in its sole discretion may determine. Landlord will make a good faith and reasonable effort to relet the Premises or any part thereof (but shall not be required to expend any monies in connection therewith) and shall in no event be liable for refusal or failure to relet the Premises and any part thereof, or, in the event of such reletting, for refusal or failure to collect any rent upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord, at Landlord's option, may make such repairs, improvements, alterations, additions, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Provided Landlord's entry is made pursuant to judicial proceedings (or after abandonment), Tenant hereby expressly waives for itself and all persons claiming under it any notice of intention to reenter and repossess and any claim for damages against Landlord or Landlord's agents, servants or employees, for reentering and repossessing said Premises for any damage caused to Tenant's property by such reentry or repossession. It is distinctly understood that Tenant's liability as provided in Section 21.3 shall survive and continue after such dispossession, reentry or repossession; and

     (iii) TERMINATION OF LEASE. Landlord may terminate Lease upon ten (10) days written notice to Tenant. No act by Landlord, other than giving Tenant written notice of termination, shall in fact terminate this Lease. Upon termination of this Lease, neither Landlord or Tenant shall have any further obligation under the Lease except as provided in Section 21.3 below, Section 35 with regard to Tenant's indemnification of Landlord regarding hazardous wastes and the right of Landlord to recover all unpaid rent to the date of termination.

     21.3 ONGOING LIABILITY. In case of reentry, repossession or termination of this Lease prior to the expiration date thereof pursuant to this Section 21, whether or not the same is the result of the institution of summary or other judicial proceedings to obtain possession of the Premises, then, in any of said events, Tenant shall remain liable, at the option of the Landlord, for the rent for the period subsequent to reentry, repossession or termination, for the period which otherwise would have constituted the balance of said term, and for the expenses to which Landlord may be put in reentering the Premises, repossessing itself thereof, making good any default committed by Tenant, putting the same in proper repair, making reasonable improvements, and protecting and preserving the same by placing therein watchmen and caretakers, reletting the same (including reasonable attorney's fees and disbursements, marshal's fees, customary brokerage fees, etc., in so doing) less the net avails of reletting. Tenant agrees to pay any deficiency in the rent or costs incurred by Landlord for such month to Landlord at the end of each and every month. Any suit brought by Landlord to enforce collection of such deficiency or costs for any one month (or months, it being agreed that Landlord need not bring suit every month) shall not prejudice Landlord's right to enforce the collection of any further deficiency or costs for any subsequent month. Landlord may nevertheless choose to sue each month for collection of sums owed without terminating this Lease. Landlord and Tenant expressly agree


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

to the above provisions with the knowledge that state laws where the Premises are located may grant the parties other rights or remedies and Landlord and Tenant hereby waive any such rights and remedies in favor of the provisions contained herein. If a court shall determine that these provisions are in violation of public policy or otherwise refuse to enforce them, then the parties agree that the remedies provided herein shall be modified by the court so that they do not violate applicable law in such state, but that such modifications shall be in keeping with the intention of the parties, as far as possible.

     21.4 WAIVER OF REDEMPTION. Tenant hereby expressly waives, for itself and all persons claiming under it: any right of redemption under any present or future law in case Tenant shall be dispossessed following a default or in case Landlord shall obtain possession of the Premises as herein provided, and Tenant agrees not to exercise such right. However, Tenant does not waive any right of redemption it may have under state laws regarding mortgage or deed of trust foreclosure.

     21.5 SURPLUS TO LANDLORD. If Landlord shall relet the Premises there shall be no determination of any surplus resulting from such reletting, and Landlord can keep and shall in no event be required to account to or pay to Tenant any claim for payment of any such surplus.

     21.6 LANDLORD TO CURE WITH INTEREST. In the event of any breach hereunder by Tenant, Landlord may, following the aforesaid notice period for Tenant's curing of the same (provided no notice will be required in the event of an emergency) elect, as another alternative remedy, to cure such breach for the account and at the expense of Tenant. Any sums so expended by Landlord shall be deemed additional rent hereunder and shall be reimbursed by Tenant upon demand, together with interest per annum thereon at the rate of the 10% per annum or such lesser rate as shall be the highest rate legally permissible (the "Lease Interest Rate") which interest shall accrue from the date of such expenditure by Landlord until the date of payment by Tenant. If Landlord, at any time, by reason of such breach, is compelled to incur any expense, including reasonable attorneys' fees, in instituting or prosecuting any action or proceeding to enforce Landlord's rights hereunder, the sum or sums so paid by Landlord, with interest thereon at the Lease Interest Rate, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the payment of such respective sums or expenses.

22.  TENANT'S RIGHT TO CURE LANDLORD'S DEFAULTS.

     In the event Landlord shall neglect to pay when due any obligations on any mortgage or encumbrance affecting title to the Premises or Shopping Center, or shall fail to perform any obligation specified in this Lease, or if any representation or warranty of Landlord in this Lease shall be breached, then Tenant (in addition to and not in limitation of any other remedies) may, after the continuance of any such default for fifteen (15) days after notice thereof by Tenant with respect to a monetary default, pay said principal, interest or other charges or cure such default with respect to any default which does not involve payment of money after continuance of such default for thirty (30) days after notice thereof by Tenant (provided, that if Landlord commences to cure within such 30-day period and thereafter diligently pursues the completion of such cure and is unable to do so, then landlord shall have a further reasonable period of time to complete the cure), all on behalf of and at the expense of Landlord, and do all necessary work and make all necessary payments in connection therewith, and Landlord shall, on demand, pay Tenant forthwith the amount so paid by Tenant, together with interest thereon at the Lease Interest Rate, and Tenant may, to the extent necessary, deduct the same from any and all rental payments and other payments thereafter due to Landlord and apply the same to the payment of such indebtedness.

     Provided the holder of a properly recorded first mortgage shall have notified Tenant in writing that it is the holder of such lien on the Premises and shall so request, Tenant shall provide such holder with a duplicate copy of any notice sent to Landlord covering a default hereunder, and such holder shall be granted thirty (30) days after receipt thereof to correct or remedy such default (provided, that if the holder commences to cure within such 30-day period and thereafter diligently pursues the completion of such cure and is unable to do so, then holder shall have a further reasonable period of time to complete the cure).

23.  COVENANT OF TITLE.

     Landlord covenants, represents and warrants that as of the date of execution hereof and upon the Commencement Date, it has and will have unrestricted full right, power and lawful authority to execute and perform this Lease for the term hereof and to grant the estate demised herein and that it is seized of an indefeasible estate in fee simple of, or has a valid leasehold title to, the land and improvements described in Exhibit A, vacant and free and clear of any leases, tenancies, occupancies, assignments, contracts, agreements, restrictions, violations, mortgages and other liens and encumbrances, except as have been approved by Tenant upon execution of this Lease, and that Tenant on payment of the rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or in anyway appertaining thereto during the Lease term without molestation or hindrance of any person whomsoever, and if at any time during the term hereby demised the title of Landlord shall fail or it be discovered that its title shall not enable Landlord to grant the term hereby demised, Tenant shall have the option at Landlord's expense, to correct such defect or to annul and void this Lease with full reservation of its right to damages, if any.

     Landlord shall, without expense to Tenant, and concurrently with the execution of this Lease, furnish agreements wherein each holder of any lien against the Shopping Center or the Premises shall consent to this Lease and warrant that Tenant's possession and right of use under this Lease in and to the Premises shall not be disturbed by such holder unless and until Tenant shall breach any of the provisions hereof and this Lease or Tenant's right to possession hereunder shall have been terminated in accordance with the provisions of this Lease.

24.  MORTGAGE SUBORDINATION.


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

     24.1 EXISTING MORTGAGES. If there be a mortgage or deed of trust ("mortgage") lien affecting the fee interest of the Landlord, then Landlord shall obtain and shall deliver to Tenant concurrently with the execution of this Lease, a non-disturbance and attornment agreement in a form acceptable to Tenant, and this Lease shall be subject and subordinate to such mortgage and to any renewals, modifications, replacements or extensions thereof.

     24.2 FUTURE MORTGAGES. The rights of Tenant under this Lease shall be, at the option of Landlord, either subordinate or superior to any future mortgage on the Landlord's interest in the Premises. As a condition to any subordination of this Lease, the mortgagees or beneficiaries of any deed of trust and their successors and assigns shall agree to recognize the interest of Tenant and abide by the terms of this Lease in the event of any foreclosure, including the right to quiet enjoyment of the Premises unless Tenant is in default. As a further condition of such subordination, Landlord, Tenant and the mortgagees or beneficiaries shall enter into a non-disturbance and attornment agreement in the form described below.

     24.3 FORM OF AGREEMENT. A non-disturbance and attornment agreement shall be an agreement in recordable form between Tenant and the holder of such mortgage binding on such holder and on future holders of such mortgage in form and substance satisfactory to Tenant or its counsel, which shall provide in substance as follows: (a) this Lease shall be subject and subordinate to the mortgage; (b) Tenant shall attorn to such holder, its assigns and any future owner of the Landlord's interest; (c) Tenant's use and possession of the Premises shall not be disturbed unless it is in default hereunder and the terms of this Lease will not be modified without its consent; (d) all condemnation awards and proceeds of insurance shall be applied in the manner provided for in this Lease; (e) neither such holder nor any other holder of such mortgage shall name or join Tenant as a party-defendant or otherwise in any suit, action or proceeding to enforce the mortgage unless required by law; and (f) Tenant shall be given notice of any default simultaneously with Landlord or Landlord's successor in interest and shall have the right to cure any default under such mortgage within 30 days after such notice.

     Upon request of the holder of a mortgage to which this Lease becomes subordinate, Tenant shall execute, acknowledge and deliver to such holder an agreement not to make any payment of annual rent for a period of more than one
(1) month in advance. If the holder of any first mortgage of the fee interest of the Premises requires that this Lease have priority over such mortgage, Tenant shall, upon request of such holder, execute, acknowledge and deliver to such holder an agreement acknowledging such priority.

25.  WAIVER OF DISTRAINT.

     Landlord hereby expressly waives any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance, or both, upon all goods, merchandise, equipment, fixtures, furniture and other personal property of Tenant or any subtenant or licensee of Tenant in the Demised Premises, delivered or to be delivered thereto.

26.  UNAVOIDABLE DELAYS.

     If either party shall be prevented or delayed from punctually performing any obligation


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

or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor or materials or reasonable substitutes therefor, act of God, governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty, or any other condition beyond the reasonable control of such party (other than inability to provide or obtain financing), then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event, except for the payment of rent or other charges.
If either party shall, as a result of any such event, be unable to exercise any right or option within any time limit provided therefor in this Lease, such time limit shall be deemed extended for a period equal to the duration of the delay caused by such event. Notwithstanding the foregoing, the provisions of this Section 26 shall not apply to the dates and/or time periods in Sections 2 or 9.

27.  ADJOINING OR ADJACENT PROPERTY.

     Landlord shall promptly forward to Tenant any notice or other communication received by Landlord from any owner of property adjoining or adjacent to the Shopping Center or from any municipal or governmental authority in connection with any hearing or other administrative procedure relating to the use thereof or any adjoining or adjacent property.

28.  RENT NOTICES.

     If the ownership of the Premises or the name or address of the party entitled to receive the rent shall be changed, Tenant may, until receipt of proper notice of such change from the grantor, assignor or party entitled to receive the rent immediately preceding such change, continue to pay the rent and additional rent to the party to which, and in the manner in which, the last preceding installment of rent was paid.

29.  NOTICES.

     Notices required under this Lease shall be in writing and deemed to be properly served if personally delivered with a receipt obtained or sent by certified or registered mail to Landlord at the last address where rent was paid or to Tenant at its principal office as set forth on the first page of this Lease, or to any subsequent address which Landlord or Tenant shall designate for such purpose. The date of notice shall be two days following the date on which such notice is deposited in a post office of the United States Postal Service, or the date delivered if personally delivered.

30.  CONDITION OF PREMISES AT TERMINATION.

     At the expiration or earlier termination of the Lease term, Tenant shall surrender the Premises, together with alterations and improvements then a part thereof, in good order and condition, except for the following: ordinary wear and tear, and loss or damage by fire, the elements and other casualty (subject to the provisions of Article 16.6). All furniture, equipment and trade fixtures installed in said building at the expense of Tenant or other occupant shall remain the property of Tenant or such other occupant. Tenant shall remove all such furniture, equipment and trade fixtures within 90 days after the expiration or termination of the Lease or the same will become property of the Landlord and Tenant shall repair any damage to the


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

Premises caused by such removal.

31.  HOLDING OVER.

     In the absence of any written agreement to the contrary, if Tenant should remain in occupancy of the Demised Premises after the expiration of the Lease term, it shall so remain as a tenant from month to month, and all provisions of this Lease applicable to such tenancy shall remain in full force and effect.

32.  NO WAIVER.

     The failure of either party to seek redress for violation of, or to insist upon the strict performance of any term, covenant or condition contained in this Lease shall not prevent a similar subsequent act from constituting a default under this Lease.

33.  WAIVER OF TRIAL BY JURY.

     It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises and/or any claim of injury or damage.

34.  SHOPPING CENTER STANDARDS.

     For the purpose of enhancing the overall appeal of the Shopping Center, Landlord acknowledges that the selection of tenants shall be consistent with maintaining a balanced and diversified grouping of retail stores. Landlord warrants, covenants and agrees that no building now or hereafter erected within the lands described in Exhibit B shall be leased or permitted to be used or occupied by Landlord or its tenants or any successors or assigns of either Landlord or its tenants, or by any subtenant, licensee or concessionaire of a tenant, for an establishment selling or exhibiting pornographic materials, massage parlor, funeral parlor, automobile show room, body and fender shop, car wash, amusement gallery, health spa or exercise facility, off-track betting parlor, bowling alley, billiard parlor, so-called "head shop", so called "flea market" or odd-lot" sales type operation, movie theater, roller skating rink or for industrial or warehouse purposes, without Tenant's prior written consent, not to be unreasonably withheld, or for any illegal use.

35.  HAZARDOUS WASTE.

  Tenant hereby indemnifies Landlord from and against any loss, liability, claim or expense, including, without limitation, removal, cleanup, engineering and attorneys fees and expenses that Landlord may incur by reason of the placement on the Premises by Tenant, after the Commencement Date, of any toxic or hazardous waste or substances or by reason of any investigation or claim of any governmental agency in connection therewith. Tenant's representations and indemnity to Landlord under this paragraph shall survive the cancellation or termination of this Lease. In amplification and not in limitation of the foregoing, Tenant shall


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

be solely liable to pay only those expenses and costs in connection with removal of any asbestos or other toxic or hazardous waste or substances on or in or about the Premises placed by Tenant on the Premises after the Commencement Dated. The terms "asbestos or other toxic or hazardous wastes or substances" shall mean any materials, wastes or substances deemed to be dangerous or hazardous under any federal, state or local law or regulation which shall be in effect at any time during the term of this Lease. Nothing herein shall prevent Tenant from the use, sale or disposal of any substance, material or waste at or from the Premises, provided that Tenant does so in accordance with applicable laws.

36.  INVALIDITY OF CERTAIN PROVISIONS.

     If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

37.  CHOICE OF LAW.

     This Lease, and the rights and obligations of the parties hereto, shall be interpreted and construed in accordance with the laws of the State of California.

38.  MEMORANDUM OF LEASE.

     The parties hereto have simultaneously with the execution and delivery of this Lease executed and delivered a Memorandum of Lease setting forth such information as may be necessary to constitute a "short form lease", which Tenant may, at its sole expense, cause to be recorded within thirty (30) days following delivery of this Lease.

39.  ENTIRE AGREEMENT.

     This Lease contains the entire agreement between the parties and cannot be changed, modified or amended unless such change, modification or amendment is in writing and executed by the party against which the enforcement of the change, modification or amendment is sought.

40.  DEFINITION OF LANDLORD.

     The term "Landlord", as used in this Lease, means only the owner for the time being of the Premises, and in the event of any sale or sales of the Premises or assignment or assignments of this Lease after the Commencement Date, the seller or assignor shall be, and hereby is, freed and relieved of all covenants and obligations of Landlord under this Lease arising or to be performed after the date of such sale or sales or assignment or assignments, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser or assignee at any such sale or sales, or assignment or assignments, that the purchaser or assignee has assumed and agreed to carry out any and all covenants and obligations of Landlord arising or to be performed under this Lease after the date of such sale or sales or assignment or assignments (and before such date if not performed by the seller or assignor), except that no sale or assignment shall free Landlord from its obligation to pay to Tenant any amount due to Tenant immediately prior to such sale or


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

assignment, nor shall relieve Landlord of any obligation to Tenant, liquidated or unliquidated, at the time of sale, which arose prior to such sale or assignment.

41.  SUCCESSORS AND ASSIGNS.

     The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. All covenants and agreements of this Lease shall run with the land.

42.  CAPTIONS AND GENDER.

     The captions of this Lease are solely for convenience of reference and shall not in any way define, describe, limit or amplify the scope, terms, provisions and intent of this Lease. The necessary grammatical changes which shall be required to make the provisions of this Lease apply (a) in the plural sense if there shall be more than one Landlord, and (b) to any Landlord which shall be either a corporation, a trust, an association, a partnership, or an individual, male or female, shall in all instances be assumed as though in each case fully expressed. Unless otherwise provided, upon the termination of this Lease under any of the Articles hereof, the parties hereto shall be relieved of any further liability hereunder, except as to acts, omissions or defaults occurring prior to such termination.

43.  ESTOPPEL CERTIFICATES.

     Either party shall, without charge, at any time and from time to time within ten (10) days after request by the other, certify by written instrument, duly executed, acknowledged and delivered to such other party, or to any actual or proposed mortgagee, purchaser, assignee, or sublessee:

                  (a) whether or not such other party is, to the best knowledge of the party giving the certificate, in default in any way, in the performance of any of the covenants, conditions and agreements to be performed by such party in accordance with this Lease and if there is any such default, specifying the nature of same;

                  (b) what the amount of annual rental is pursuant to the terms hereof;

                  (c) whether or not this Lease is unmodified and in full force and effect, or in the event that there have been modifications, whether the same is in full force and effect as modified and setting forth the modifications;

                  (d)    whether or not there have been any prepayments of rent;
and

                  (e)    the commencement and expiration date of the term.

44.  INDEPENDENT OPERATION.

     Nothing in this Lease shall cause Landlord in any way to be construed as a partner, joint venturer, or an associate of Tenant in the operation of the Premises.


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

45.  EFFECTIVENESS OF LEASE.

     This Lease becomes effective as a lease only upon execution and delivery thereof by both Landlord and Tenant and the execution of and delivery to Tenant of any other agreement or document required in connection with this lease.

46.  BROKER.

     Landlord and Tenant each represents and warrants that it has not dealt with any real estate agent or broker in connection with this Lease, and each shall and hereby agrees to defend, indemnify and hold the other party harmless, including reasonable attorney's fees, from and against all claims for commissions and/or other compensation made by any broker or agents or other damage for breach of the foregoing representation by the indemnifying party.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                         LANDLORD:

                         PRICE ENTERPRISES, INC.
                         a Delaware corporation

                         By:_______________________________

                         Its:______________________________


                         TENANT:


                         THE PRICE COMPANY,
                         a California corporation


                         By:____________________________

                         Its:____________________________


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